                    [KLEINFELD, KAPLAN AND BECKER LETTERHEAD]

                                                                   EXHIBIT 23.3


                                    CONSENT FORM

   The undersigned hereby consent to the use of our name and the statement with respect to us that appears under the heading "Experts" contained in the Registration Statement on Form S-3 and related Prospectus of Dura
Pharmaceuticals, Inc.


                                             KLEINFELD, KAPLAN AND BECKER

                                             By:    /s/ ALAN H. KAPLAN
                                                       Alan H. Kaplan


Dated July 24, 1997